Exhibit 2.3

                 MANAGEMENT COMMON STOCK SUBSCRIPTION AGREEMENT
                 ----------------------------------------------


          THIS MANAGEMENT COMMON STOCK SUBSCRIPTION AGREEMENT (this "Agreement")
                                                                     ---------
is made as of April 17, 1996, by and between Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), and the individual named on the signature
                           -------
page hereto (the "Executive").
                  ---------

          WHEREAS, on the terms and subject to the conditions hereof, the Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Executive, the number of shares of common stock, par value $.01 per share, of the Company set forth on Schedule I attached
                                                             ----------
hereto (the "Common Stock"), as hereinafter set forth; and
             ------------

          WHEREAS, this Agreement is one of several agreements being entered into by the Company on or after the date hereof with certain persons who are or will be key employees of the Company (collectively with the Executive, the "Management Investors") as part of a management equity purchase plan designed to
 --------------------
comply with Rule 701 promulgated under the Securities Act (as defined below);

          NOW,  THEREFORE,   in  order  to   implement  the  foregoing   and  in
consideration   of  the  mutual   representations,  warranties,   covenants  and
agreements contained herein, the parties hereto agree as follows:


1.   Definitions.
     -----------

     1.1  Acquisition.   The term  "Acquisition" means the  consummation of  the
          -----------               -----------
transactions contemplated by the Merger Agreement dated as of February 24, 1996, by and among Vestar, Clark-S Acquisition Corporation, a Delaware corporation, Springs Industries, Inc., a South Carolina corporation, and Fort Mill A Inc., a Delaware corporation.

     1.2  Agreement.  The term  "Agreement" shall have the meaning  set forth in
          ---------              ---------
the preface.

     1.3  Applicable  Percentage.  The  term "Applicable Percentage"  shall mean
          ----------------------              ---------------------
(a) 20% during the one-year period commencing on the first anniversary of the Closing Date; (b) 40% during the one-year period commencing on the second anniversary of the Closing Date; (c) 60% during the one-year period commencing on the third anniversary of the Closing Date; (d) 80% during the one-year period commencing on the fourth anniversary of the Closing Date; and (e) 100% on and after the fifth anniversary of the Closing Date; provided that upon and after
                                                   --------
the occurrence of a Sale of the Company, the Applicable Percentage shall mean 100%.

     1.4  Board.  The "Board" shall mean the Company's Board of Directors.
          -----        -----

     1.5  Book Value; Termination Book Value.  The term "Book Value" shall mean,
          ----------------------------------             ----------
as to each share of Common Stock on any date of determination, an amount equal to (i) the sum of stated capital in respect of the














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
Company's common  stock  plus  additional paid  in  capital in  respect  of  the
                         ----
Company's common stock plus  retained earnings of the Company (net  of the value
                       ----
of all accrued and unpaid dividends on the Company's preferred stock), each determined as of such date in accordance with generally accepted accounting principles on a basis consistent with prior periods, divided by (ii) the number of shares of the Company's common stock outstanding on a fully diluted basis. The term "Termination Book Value" shall mean Book Value as of the last day of
          -----------------------
the month during which the termination of employment giving rise to a purchase of shares of Common Stock pursuant to this Agreement occurs.

     1.6  Cause.  The  term "Cause" used  in connection with the  termination of
          -----              -----
employment of the Executive shall mean a termination of employment of the Executive by the Company or any subsidiary thereof due to (i) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries), (ii) the indictment of the Executive for a felony, (iii) the willful misconduct of the Executive as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries or (iv) the wilful failure of the Executive to render services to the Company or any of its subsidiaries in accordance with Executive's employment which failure amounts to a material neglect of the Executive's duties to the Company or any of its subsidiaries.

     1.7  Closing.    The term  "Closing" shall  have the  meaning set  forth in
          -------                -------
Section 2.2.

     1.8  Closing Date.   The  term "Closing  Date" shall have  the meaning  set
          ------------               -------------
forth in Section 2.2.

     1.9  Common  Stock.  The  term "Common  Stock" shall  have the  meaning set
          -------------              -------------
forth in the preface.

     1.10 Company.  The term  "Company" shall have the meaning set  forth in the
          -------              -------
preface.

     1.11 Cost.  The  term "Cost" shall mean,  with respect to shares  of Common
          ----              ----
Stock, the price per share paid by the Executive (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     1.12 Disability.   The term  "Disability" of the  Executive shall  mean the
          ----------               ----------
inability of the Executive to perform the essential functions of Executive's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such Disability shall be on the first day of such six-month period.

     1.13 Employee and Employment.  The  term "employee" shall mean any employee
          -----------------------              --------
(as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its subsidiaries, and










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
the term "employment" shall include service as a part- or full-time  employee to
          ----------
the Company or any of its subsidiaries.

     1.14 Executive.  The term  "Executive" shall have the meaning set  forth in
          ---------              ---------
the preface.

     1.15 Executive Group.   The term  "Executive Group" shall have  the meaning
          ---------------               ---------------
set forth in Section 4.1(a).

     1.16 Fair  Market Value.   The term "Fair Market  Value" used in connection
          ------------------              ------------------
with the value of shares of Common Stock shall mean the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Common Stock at less than Fair Market Value under Section 4).

     1.17 Financing Default.   The term "Financing Default" shall  mean an event
          -----------------              -----------------
which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) the Credit Agreement and the Indenture (collectively the "Senior Financing Agreements") dated on or about the Closing
                   ----------------------------
Date among the Company and the other financial institutions, agents and trustees party thereto, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any other agreement under which an amount of indebtedness of the Company in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any provision of the Company's or any of its subsidiary's certificate of incorporation as in effect on the Closing Date; (iv) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) through (iii) above; and (v) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (iv) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

     1.18 Good Reason.  The  term "Good Reason" shall mean a  material reduction
          -----------              -----------
of the Executive's duties and responsibilities or a change in Executive's duties and responsibilities which are materially inconsistent with the then type of duties and responsibilities of such Executive, or a material reduction in compensation paid to the Executive (excluding any reduction in Executive's salary that is part of an overall plan to reduce the aggregate amount of salary paid to all Management Investors) .











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     1.19 Management Investors.   The term "Management Investors" shall have the
          --------------------              --------------------
meaning set forth in the preface.

     1.20 Note.  The  term "Note"  shall mean  the promissory note  made by  the
          ----              ----
Executive as of the date hereof in favor of the Company as partial consideration for the sale of the Common Stock to the Executive pursuant hereto, which promissory note shall be in the form of Exhibit A attached hereto.
                                        ---------

     1.21 Permitted  Transferee.    The term  "Permitted  Transferee"  means any
          ---------------------                ---------------------
transferee of Common Stock pursuant to clauses (f) or (g) of the definition of "Exempt Employee Transfer" as defined in the Securityholders Agreement.

     1.22 Person.   The  term "Person" shall  mean any  individual, corporation,
          ------               ------
partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     1.23 Pledge Agreement.   The term "Pledge Agreement" shall  mean the pledge
          ----------------              ----------------
agreement made by the Executive as of the date hereof for the benefit of the Company pursuant to which the Executive shall pledge the Common Stock purchased hereunder (or voting trust certificates issued in exchange therefore) to the Company as security for the payment of the Note, which pledge agreement shall be in the form of Exhibit B attached hereto.
               ---------

     1.24 Public Offering.  The  term "Public Offering"  shall have  the meaning
          ---------------              ---------------
set forth in the Securityholders Agreement.

     1.25 Purchase Price.  The term "Purchase Price"  shall have the meaning set
          --------------             --------------
forth in Section 2.1.

     1.26 Retirement.   The term  "Retirement" shall mean,  with respect  to the
          ----------               ----------
Executive, the Executive's retirement as an employee of the Company or any of its subsidiaries on or after reaching age 65 or such earlier age as may be otherwise determined by the Board after at least three years employment with the Company after the Closing Date.

     1.27 Sale of the  Company.  The term  "Sale of the Company" shall  have the
          --------------------              -------------------
meaning set forth in the Securityholders Agreement.

     1.28 Securities Act.   The term "Securities Act" shall  mean the Securities
          --------------              --------------
Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     1.29 Securityholders Agreement.  The term "Securityholders Agreement" shall
          -------------------------             -------------------------
mean the Securityholders Agreement dated as of the Closing Date among Vestar, the Management Investors, other stockholders of the Company and the Company.

     1.30 Termination Date.   The  term "Termination Date"  means the  date upon
          ----------------               ----------------
which  Executive's   employment  with  the  Company  and   its  subsidiaries  is
terminated.














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

     1.31 Vestar.  The term "Vestar"  means Vestar/CS Holding Company, L.L.C., a
          ------             ------
Delaware limited liability company.

     1.32 Voting Trust Agreement.  The term "Voting Trust Agreement"  shall have
          ----------------------             ----------------------
the meaning set forth in the Securityholders Agreement.


2.   Subscription for and Purchase of Common Stock.
     ---------------------------------------------

     2.1  Purchase of Common  Stock.  Pursuant to  the terms and subject  to the
          -------------------------
conditions set forth in this Agreement, the Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Executive, on the Closing Date the number of shares of Common Stock set forth in
Schedule I attached  hereto at a price  per share and  for the aggregate  amount
- ----------
(the "Purchase Price") set forth in Schedule I attached hereto.
      --------------                ----------

     2.2  The Closing.   The closing (the  "Closing") of the  purchase of Common
          -----------                       -------
Stock hereunder shall take place simultaneously with or immediately prior to the consummation of the Acquisition on such date (the "Closing Date"). At the
                                                       ------------
Closing, the Executive shall deliver to the Company the Purchase Price, payable by delivery of (i) the amount in cash set forth on Schedule I attached hereto, by delivery of a cashier's or certified check or by wire transfer in immediately available funds, and (ii) the Note in the principal amount set forth on Schedule I attached hereto. At the Closing, the Executive shall deliver to the Company the Pledge Agreement, duly executed by the Executive, and the Company shall thereafter hold on behalf of the Executive the certificate(s) representing the shares of Common Stock being purchased by the Executive at the Closing pursuant to the terms of the Voting Trust Agreement and/or the Pledge Agreement.

     2.3  Section 83(b) Election.   Within 30 days after  the Closing, Executive
          ----------------------
shall make a timely election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit C attached hereto.
                                      ---------


3.   Investment Representations and Covenants of the Executive.
     ---------------------------------------------------------

     3.1  Common  Stock Unregistered.  The Executive acknowledges and represents
          --------------------------
that Executive has been advised by the Company that:

          (a) the offer and sale of the Common Stock have not been registered under the Securities Act;

          (b) the Common Stock must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Common Stock unless the offer and sale of such Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;
















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

          (c) there is no established market for the Common Stock and it is not anticipated that there will be any public market for the Common Stock in the foreseeable future;

          (d) a restrictive legend in the form set forth below shall be placed on the certificates representing the Common Stock:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT COMMON STOCK SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND __________ DATED AS OF APRIL 17, 1996, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of the Company indicating that the Common Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Common Stock.

     3.2  Additional Investment  Representations.  The  Executive represents and
          --------------------------------------
warrants that:

          (a) the Executive's financial situation is such that Executive can afford to bear the economic risk of holding the Common Stock for an indefinite period of time, has adequate means for providing for Executive's current needs and personal contingencies, and can afford to suffer a complete loss of Executive's investment in the Common Stock;

          (b)  the   Executive's  knowledge  and  experience  in  financial  and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Common Stock;

          (c) the Executive understands that the Common Stock is a speculative investment which involves a high degree of risk of loss of Executive's investment therein, there are substantial restrictions on the transferability of the Common Stock, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Common Stock and, accordingly, it may not be possible for the Executive to liquidate Executive's investment in case of emergency, if at all;

          (d) the terms of this Agreement provide that in the event that the Executive ceases to be an employee of the Company or its subsidiaries, the Company has the right to repurchase the Common Stock at a price which may be less than the Fair Market Value of such stock;

          (e) the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Common Stock, and, other than as set forth in this Agreement,













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
     no representations or warranties have been made to the Executive or Executive's representatives concerning the Common Stock or the Company or their prospects or other matters;

          (f) the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Acquisition, the Securityholders Agreement, the Company's Certificate of Incorporation and Bylaws and the terms and conditions of the purchase of the Common Stock and to obtain any additional information which the Executive deems necessary; and

          (g) all information which the Executive has provided to the Company and Executive's representatives concerning the Executive and Executive's financial position is complete and correct as of the date of this Agreement.

4.   Certain Sales Upon Termination of Employment.
     --------------------------------------------

     4.1  Put Option.
          ----------

          (a)  If   the  Executive's  employment   with  the  Company   and  its
subsidiaries terminates due to the Disability, death or Retirement of the Executive prior to the earlier of (i) a Public Offering and (ii) a Sale of the Company, each of the Executive and the Executive's Permitted Transferees (hereinafter sometimes collectively referred to as the "Executive Group") shall
                                                         ---------------
have the right, subject to the provisions of Section 5 hereof, for 90 days following the later of (A) the date of such termination of employment of the Executive and (B) the fifth anniversary of the Closing Date, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from each member of the Executive Group, all (but not less than all) of the shares of Common Stock then held by such member, at a price per share equal to the applicable purchase price determined pursuant to Section 4.1(c).

          (b) If the Executive Group desires to exercise its option to require the Company to repurchase shares pursuant to Section 4.1(a), the members of the Executive Group shall send one written notice to the Company setting forth such members' intention to collectively sell all of their shares of Common Stock pursuant to Section 4.1(a) within the 90-day period described therein, which notice shall include the signature of each member of the Executive Group. Subject to the provisions of Section 5.1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

          (c) In the event of a purchase by the Company pursuant to Section 4.1(a), the purchase price shall be with respect to the number of shares being sold which are the product of (x) the total number of shares being sold and (y) the Applicable Percentage (measured as of the Termination Date), a price per share equal to the Fair Market Value (measured as of the Termination Date), and (if the Applicable Percentage (measured as of the Termination Date) is less than 100%) the purchase price with respect to the remaining shares being sold shall be a price per share equal to












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
the greater  of (A) Termination  Book Value and  (B) Cost; provided  that in any
                                                           --------
case the Board shall have the right, in its sole discretion, to increase any of the foregoing purchase prices.

     4.2  Call Options.
          ------------

          (a) If the Executive's employment with the Company or any of its subsidiaries terminates for any of the reasons set forth in clauses (i), (ii),
(iii) or (iv) below prior to a Sale of the Company, the Company and/or Vestar shall have the right and option to purchase, for a period of 90 days following the date of such termination of employment of the Executive, and each member of the Executive Group shall be required to sell to the Company and/or Vestar, any or all of the shares of Common Stock then held by such member of the Executive Group (it being understood that the Company and/or Vestar may elect to repurchase only the portion of Common Stock subject to repurchase hereunder which may be repurchased for less than Fair Market Value, if any), at a price per share equal to the applicable purchase price determined pursuant to Section 4.2(c):

          (i) if the Executive's active employment with the Company and its subsidiaries is terminated due to the Disability, death or Retirement of the Executive;

          (ii) if the Executive's active employment with the Company and its subsidiaries is terminated by the Company and its subsidiaries without Cause or by the Executive for Good Reason;

          (iii) if the Executive's active employment with the Company and its subsidiaries is terminated by the Executive after the fifth anniversary of the date of this Agreement for any reason not set forth in Sections 4.2(a)(i), (a)(ii) or (a)(iv)(A); or

          (iv) if the Executive's active employment with the Company and its subsidiaries is terminated (A) by the Company or any of its subsidiaries for Cause or (B) by the Executive for any other reason not set forth in Sections 4.2(a)(i) or (a)(ii) prior to the fifth anniversary of the date of this Agreement.

          (b) If the Company desires to exercise its option to purchase any shares pursuant to this Section 4.2, the Company shall, not later than 90 days after the date of termination of Executive's employment, send written notice to each member of the Executive Group of its intention to purchase shares, specifying the number of shares to be purchased (the "Call Notice"). If for any
                                                      -----------
reason the Company does not elect to purchase all of the shares held by the Executive Group, Vestar shall be entitled to purchase the shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after
                              ----------------
the Company has determined that there will be Available Shares, but in any event within 45 days after Executive's termination, the Company shall give written notice (the "Option Notice") to Vestar setting forth the number of Available
              -------------
Shares and the purchase price for the Available Shares. Vestar may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within fifteen days after the expiration of the 30-day period set forth above, the Company shall notify each member of the Executive Group as to the number of shares being purchased from such holder by Vestar (the "Supplemental Call Notice"). At the time the Company
                            ------------------------
delivers the Supplemental Call Notice to the members of the Executive Group,








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
the Company shall also deliver written notice to Vestar setting forth the number of shares Vestar is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. If the shares to be repurchased by the Company and Vestar are to be repurchased at more than one price, the shares of varying price shall be allocated among the Company and Vestar pro rata according to the aggregate number of shares to be purchased by each of them. Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of the later of the Call Notice or the Supplemental Call Notice.

          (c) In the event of a purchase by the Company and/or Vestar pursuant to Section 4.2(a), the purchase price shall be:

               (i)  in the  case of  a termination  of  employment described  in
     Section 4.2(a)(i), with respect to the number of shares being purchased which are the product of (x) the total number of shares being purchased and
     (y) the Applicable Percentage (measured as of the Termination Date), a price per share equal to the Fair Market Value (measured as of the Termination Date), and (if the Applicable Percentage (measured as of the Termination Date) is less than 100%) the purchase price with respect to the remaining shares being sold shall be a price per share equal to the greater of (A) Termination Book Value and (B) Cost;

               (ii) in  the case  of a  termination of  employment described  in
     Section 4.2(a)(ii), with respect to the number of shares being purchased which are the product of (x) the total number of shares being purchased and
     (y) the Applicable Percentage (measured as of the Termination Date), a price per share equal to the Fair Market Value (measured as of the Termination Date), and (if the Applicable Percentage (measured as of the Termination Date) is less than 100%) the purchase price with respect to the remaining shares being sold shall be a price per share equal to the greater of (A) Termination Book Value and (B) Cost;

               (iii)     in the case of a termination of employment described in
     Section 4.2(a)(iii), a price per share equal to the greater of (A) Termination Book Value and (B) Cost; and

               (iv) in  the case  of a  termination of  employment described  in
     Section 4.2(a)(iv), a price per share equal to the lesser of (A) Termination Book Value and (B) Cost;

provided  that  in  any  case the  Board  shall  have  the  right,  in its  sole
- --------
discretion, to increase any purchase price set forth above.

     4.3  Obligation to  Sell Several.   In  the event  there is  more than  one
          ---------------------------
member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.


5.   Certain Limitations on the Company's Obligations to Purchase Common Stock.
     -------------------------------------------------------------------------

          5.1  Deferral  of  Purchases.   (a)  Notwithstanding  anything  to the
               -----------------------
contrary contained herein, the Company shall not be obligated to purchase any shares of Common Stock at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such shares, (i) to the extent that the purchase of such shares (together with any other purchases of Common Stock pursuant to Section 4 or pursuant to similar provisions in the agreements with other Management Investors of which the Company has at such time been given or has given notice) would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, in a Financing Default, or (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase. The Company shall within fifteen days of learning of any such fact so notify the members of the Executive Group that it is not obligated to purchase shares hereunder.

          (b) Notwithstanding anything to the contrary contained in Section 4, any shares of Common Stock which a member of the Executive Group has elected to sell to the Company or which the Company has elected to purchase from members of the Executive Group, but which in accordance with Section 5.1(a) are not purchased at the applicable time provided in Section 4, shall be purchased by the Company on or prior to the fifteenth day after such date or dates that (after taking into account any purchases to be made at such time pursuant to the agreements with other Management Investors) it is no longer prohibited from purchasing such shares under Section 5.1(a), and the Company shall give the members of the Executive Group five days prior notice of any such purchase.

     5.2  Payment  for Common  Stock. If at  any time  the Company elects  or is
          --------------------------
required to purchase any shares of Common Stock pursuant to Section 4, the Company shall pay the purchase price for the shares of Common Stock it purchases
(i) first, by the cancellation of any indebtedness (including, without limitation, indebtedness under the Note), if any, owing from the Executive to the Company or any of its subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Common Stock so purchased, duly endorsed; provided that if any of the conditions set forth in Section 5.1(a) exists which
- --------
prohibits such cash payment, the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the Senior Financing Agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Junior
                                                                          ------
Subordinated Note") in a principal amount  equal to the balance of the  purchase
- -----------------
price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of Chemical Bank, on the date of issuance; provided further that in the case of a purchase pursuant to Section 4.1(a) or
- -------- -------
Section 4.2(a)(iv) the Company may elect to deliver a Junior Subordinated Note in a principal amount equal to all or a portion of the cash purchase price (in lieu of paying such portion of the purchase price in cash), which Junior Subordinated Note shall mature on the fifth anniversary of its issuance, require principal payments to be made in equal, annual installments and bear interest payable annually at the publicly announced prime rate of Chemical Bank on the date of issuance. The Company shall use its reasonable efforts to repurchase Common Stock pursuant to Section 4.1(a) with cash and/or to prepay any Junior Subordinated Notes issued in connection with a repurchase of Common Stock pursuant to Section 4.1(a). The Company shall have the right set forth in clause (i) of the first sentence of this Section 5.2 whether or not the member of the Executive Group selling such shares is an obligor of the Company.


6.   Miscellaneous.
     -------------

     6.1  Transfers to Permitted  Transferees.  Prior to the  transfer of Common
          -----------------------------------
Stock to a Permitted Transferee (other than a transfer subsequent to a Sale of the Company), the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Common Stock transferred to such Person will continue to be Common Stock for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Common Stock in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Common Stock as the owner of such Common Stock for any purpose.

     6.2  Recapitalizations,  Exchanges,  Etc.,  Affecting  Common  Stock.   The
          ---------------------------------------------------------------
provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     6.3  Executive's Employment  by the  Company.   Nothing  contained in  this
          ---------------------------------------
Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

     6.4  Binding Effect.   The  provisions of this  Agreement shall  be binding
          --------------
upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no
                                                   --------   -------
transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

     6.5  Amendment; Waiver.   This Agreement may be  amended only by  a written
          -----------------
instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     6.6  Governing Law.   This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     6.7  Jurisdiction.   Any suit,  action or proceeding  with respect  to this
          ------------
Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     6.8  Notices.  All notices and  other communications hereunder  shall be in
          -------
writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  If to the Company:

               Clark-Schwebel Holdings, Inc.
               c/o Vestar Equity Partners, L.P.
               245 Park Avenue, 41st Floor
               New York, NY  10167
               Attn: Sander M. Levy
               Telecopy: (212) 808-4922

          with a copy to:

               Kirkland & Ellis
               655 Fifteenth Street, N.W.
               Washington, D.C.  20005
               Attn: Jack M. Feder
               Telecopy: (202) 879-5200

          (b) If to the Executive, to the address as shown on the stock register of the Company.

     6.9  Integration.  This  Agreement and the documents referred  to herein or
          -----------
delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.10 Counterparts.     This   Agreement  may   be   executed  in   separate
          ------------
counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.11 Injunctive   Relief.     The   Executive  and   Executive's  Permitted
          -------------------
Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     6.12 Rights Cumulative; Waiver.   The rights and remedies  of the Executive
          -------------------------
and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                            *     *     *     *     *

          IN WITNESS WHEREOF, the parties have executed this Management Common Stock Subscription Agreement as of the date first above written.

                                        CLARK-SCHWEBEL HOLDINGS, INC.



                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------




                                        ----------------------------------------
                                                       [Executive]

                                CONSENT OF SPOUSE
                                -----------------

          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Management Common Stock Subscription Agreement (the "Agreement") and that I understand its contents. I am aware that the Agreement
 ---------
provides for the repurchase of my spouse's shares of Common Stock (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to the Agreement and any interest I may have in such Common Stock shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

          I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I will waive such right.





                                        ----------------------------------------
                                        Name:
                                             -----------------------------------




                                        ----------------------------------------
                                                         Witness

                                 SCHEDULE I
                                 ----------


                                          Principal       Shares of
    Executive    Cash Purchase Price    Amount of Note   Common Stock
    ---------    -------------------    --------------   ------------

                                                                       EXHIBIT A

          THIS EXECUTIVE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THIS
          EXECUTIVE NOTE MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SUCH LAWS OR UNLESS AN EXEMPTION FOR SUCH REGISTRATION IS AVAILABLE.


                                 EXECUTIVE NOTE
                                 --------------

                         $________________April 17, 1996


          FOR VALUE RECEIVED, the undersigned (the "Executive") hereby promises
                                                    ---------
to pay to Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"
                                                                      -------
and, in its capacity as lender, the "Lender"), or its registered assigns, at its
                                     ------
office c/o Vestar Equity Partners, L.P., 245 Park Avenue, 41st Floor, New York, NY 10167, or at such other address in the United States as the Lender or any subsequent holder of this Executive Note (this "Note") shall stipulate in
                                                ----
written notice to the Executive, the aggregate principal amount of all loans (individually, a "Loan" collectively, the "Loans") made by the Lender to the
                  ----                     -----
Executive evidenced hereby, all in accordance with the following terms and provisions. This Note is being issued to evidence Loans made by the Lender to the Executive on a recourse basis (as set forth herein), the proceeds of which will be used by the Executive to purchase shares of the Company's common stock, par value $.01 per share. Capitalized terms not otherwise defined herein shall have the meanings specified in the Pledge Agreement between the Executive and the Lender, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the "Pledge Agreement").
                                     ----------------

          1.   Payment of Principal.
               --------------------

          (a)  Acceleration of Note.  Upon the sale or disposition of any
               --------------------
Collateral, the Executive shall be required to apply the net proceeds realized from such sale or disposition to the repayment of the Loans, and the Loans evidenced by this Note shall become due and payable in an amount equal to such Net Proceeds; provided that any such proceeds shall first be applied against any
              --------
interest accrued but unpaid on the Loans before being applied to the principal amount of the Loans. The Loans shall in any event become due and payable on the date on which payment thereof is accelerated pursuant to Section 6 of the Pledge Agreement. All payments hereunder shall be made in lawful money of the United States of America.

          (b)  Right to Prepay.  The Executive shall have the right to prepay
               ---------------
this Note at any time, in whole or in part, without the consent of the Lender and without penalty or premium.

          (c)  Principal Amount.  The principal amount of the loan evidenced by
               ----------------
this Note is the amount set forth on Schedule I attached hereto under the
                                     ----------
caption "Principal Amount."
         ----------------

          (d)  Scheduled Payment Term.  The Executive shall be required to repay
               ----------------------
the entire principal amount hereof by (i) making payment to the Lender in installments in accordance with the schedule described on Schedule I attached
                                                          ----------
hereto under the caption "Installments" (it being understood that such
                          ------------
installment amounts shall be applied first to accrued and unpaid interest on the outstanding principal amount of the Note and then to outstanding principal) and
(ii) by repaying the entire remaining principal amount hereof outstanding, if any, on the date set forth on Schedule I attached hereto under the caption
                              ----------
"Final Maturity."
 --------------

          2.   Interest.  Interest will accrue on the outstanding principal
               --------
amount of this Note at the rate per annum set forth on Schedule I attached
                                                       ----------
hereto under the caption "Interest Rate."  All payments received hereunder shall
                          -------------
be applied first to accrued and unpaid interest and thereafter to the outstanding balance of the principal amount. All accrued and unpaid interest is due upon the final maturity of the Note.

          3.   Mandatory Prepayments.
               ---------------------

          (a)  Cash Dividends.  So long as this Note is outstanding, any cash
               --------------
dividends payable in respect of the Collateral shall be applied promptly to the payment first of any accrued interest hereon and then to principal of this Note.

          (b)  Severance Obligations.  Upon the termination of Executive's
               ---------------------
employment with the Company or any of its subsidiaries in circumstances where severance obligations are payable by the Lender, whether payable pursuant to an employment agreement or a severance benefit policy of the Company or any of its subsidiaries (but excluding any pension or retirement benefit), the Lender shall have the right, without prior notice to the Executive (any such notice being expressly waived by the Executive to the extent permitted by applicable law), to set-off and appropriate and apply against the aggregate amount of such severance obligations any and all amounts (whether then due and payable or not) held or owing to the Lender and evidenced by this Note, and the Executive agrees that the amount of such severance obligations may, under such circumstances, at the option of the Company or the Lender, be reduced by such amounts.

          4.   Security.  The Loans are and shall be secured pursuant to the
               --------
terms of the Pledge Agreement. The holder of this Note is entitled to the benefits of the Pledge Agreement and the security referred to therein, to which reference is hereby made for a description of the properties and rights included in such security, the nature of such security and the rights of the parties with respect to such security. The Lender may enforce the agreement of the Executive contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

          5.   Consideration.  In order to induce the Lender to accept this Note
               -------------
and with full knowledge that the Lender will rely on the representations and agreements contained herein, the Executive hereby represents, warrants and agrees that this Note is a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms and the Executive agrees that he will make indefeasible payment in full of all amounts due under this Note as and when due hereunder in accordance with the terms of this Note without claiming or asserting any set-off. The obligations represented by this Note shall be absolute irrespective of any set-off, claim, counterclaim, defense or other right which the Executive may have against anyone for any reason whatsoever.

          6.   Events of Default.  In case a default under Section 6 of the
               -----------------
Pledge Agreement shall occur and be continuing, the entire unpaid principal balance of the Loans may become or may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement.

          7.   Miscellaneous.
               -------------

          (a)  Waiver of Presentment.  The Executive and any endorser of this
               ---------------------
Note hereby expressly waive presentment for payment, demand, notice of nonpayment and dishonor, protest, notice of protest and notice of any other kind.

          (b)  Information.  The Executive hereby acknowledges that neither the
               -----------
Company nor any of their affiliates has made any representations or recommendations whatsoever to the Executive concerning the Company (including, without limitation, the financial condition, prospects or any other matters relating to the Company) or the Executive's purchase of any shares of the common stock of, or other equity interest in, the Company. The Executive assumes all responsibility of keeping himself or herself informed of the affairs and business of the Company and its subsidiaries. The Executive acknowledges and agrees that Lender does not have any obligation to inform the Executive of any matter relating to the Company and its subsidiaries or their business and affairs.

          (c)  Successors and Assigns.  This Note shall be binding upon and
               ----------------------
enforceable against the Executive and the Executive's heirs, successors and assigns. The Executive shall not have the right to assign all or any part of the Executive's rights or obligations under this Note without the consent of the Lender, which consent may be withheld in the sole discretion of the Lender. The Lender may assign its rights and obligations under this Note without having to obtain the consent of the Executive.

          (d)  Obligations Independent.  The obligations of the Executive
               -----------------------
hereunder and under the Pledge Agreement shall not be contingent upon or affected by any similar undertaking of any other employee of the Company or its subsidiaries. The Executive agrees that the Lender may proceed to enforce this Note and the Pledge Agreement without also proceeding to enforce any comparable note or pledge agreement executed by any other such employee or employees.

          (e)  Governing Law.  The rights and liabilities of the parties hereto
               -------------
shall be determined in accordance with the laws of the State of New York, without regard to conflict of law principles. The Executive hereby waives and agrees not to assert in any such proceeding a claim that the Executive is not personally subject to the jurisdiction of the court referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper.

          (f)  No Waiver; Remedies.  No failure to exercise and no delay in
               -------------------
exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          (g)  Severability.  If any provision of this Note is invalid or
               ------------
unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to confirm with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof, and to this extent the provisions hereof shall be severable.

          (h)  Amendment.  Except as expressly provided herein, this Note may
               ---------
not be amended or otherwise modified except by a written instrument signed by the Executive and the Lender.

          (i)  Waiver of Jury Trial.  The Executive and the Lender hereby
               --------------------
irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Note or the Pledge Agreement and for any counterclaim therein.

          (j)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be delivered in accordance with and to the addresses set forth in the Pledge Agreement.

          (k)  Recourse.  The obligations of the Executive under this Note and
               --------
the Pledge Agreement are personal obligations of the Executive, and the Lender shall have recourse to the Executive or Executive's property for payment, satisfaction, or discharge of this Note or the Pledge Agreement.


                            *     *     *     *     *

          IN WITNESS WHEREOF, the Executive has caused this Executive Note to be executed as of the date hereof.



                                        ----------------------------------------
                                                       [Executive]

                                        SCHEDULE I
                                        ----------

                                        [Executive]


 Principal Amount     Interest Rate          Installments      Final Maturity
 ----------------     -------------          ------------      --------------

   $___________    6.51% per annum,     _______________1,      April 17, 2006
                   compounded annually  payable on April 17
                                        of each of 1997,
                                        1998, 1999, 2000 and
                                        2001

















































              1 Amount toequal 20% of the difference between(i) 2/3 of the aggregate purchase price for the common stock and (ii) cash paid for the common stock at closing.

                                                                       EXHIBIT B

                                PLEDGE AGREEMENT
                                ----------------


          THIS PLEDGE AGREEMENT (this "Agreement") is made as of April 17, 1996,
                                       ---------
by and between _______________________ ("Pledgor"), and Clark-Schwebel Holdings,
                                         -------
Inc., a Delaware corporation (the "Company").
                                   -------

          The Company and Pledgor are parties to a Management Common Stock Subscription Agreement, dated as of the date hereof, pursuant to which Pledgor purchased ____ shares of the Company's Common Stock, $.01 par value (the
"Pledged Shares"), for an aggregate purchase price of $______.  The  Company has
 --------------
allowed Pledgor to purchase a portion of the Pledged Shares by delivery to the Company of an executive note (the "Note") in the aggregate principal amount of
                                    ----
$_________. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

          1.   Pledge  and Grant  of Security  Interest.   As  security for  the
               ----------------------------------------
prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder and thereunder, Pledgor hereby pledges to the Company, and grants to the Company a security interest in, all of Pledgor's right, title and interest in and to the following (collectively, the "Collateral"):
                                                     ----------

          (a)  the Pledged Shares;

          (b) all securities or other instruments in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), including, without limitation, the voting trust certificate (the "Voting Trust Certificate") issued to Pledgor
                                    ------------------------
upon tender of the Pledged Shares to the trustee under that certain Voting Trust Agreement dated as of the date hereof by and among the Company, as trustee, Pledgor and the other parties thereto (the "Voting Trust Agreement") and any
                                              -----------------------
voting trust certificates thereafter issued to the Pledgor pursuant to the Voting Trust Agreement;

          (c)  any  distributions  of  cash  or  property  in  respect   of  the
Collateral described in the preceding clauses (a) and (b); and

          (d)  any proceeds of any of the foregoing Collateral.

          2.   Delivery of Collateral; After Acquired Collateral.
               -------------------------------------------------

          (a)  Upon the  execution  of   this  Pledge Agreement,  Pledgor  shall
deliver to the Company the Voting Trust Certificate, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

          (b) Subject to the Voting Trust Agreement, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any additional Collateral, including, without limitation the certificates representing the Pledged Shares upon the termination of the Voting Trust Agreement, Pledgor shall accept such Collateral on behalf of and for the benefit of the Company and shall promptly deliver such additional Collateral to the Company together with duly executed forms of assignment, and such additional Collateral shall be deemed to be part of the Collateral hereunder.

          3.   Voting Rights; Cash Dividends.
               -----------------------------

          (a) During the term of this Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default hereunder or thereunder, Pledgor shall be entitled to all voting rights with respect to the Collateral, subject to the terms and conditions of the Voting Trust Agreement and the Securityholders Agreement (as defined in the Voting Trust Agreement); provided that upon the occurrence of and during the
                          --------
continuance of any default in the payment of principal or interest on the Note or any other default hereunder or thereunder, Pledgor shall no longer be entitled to any voting rights with respect to the Collateral.

          (b) During the term of this Agreement, all cash dividends payable with respect to the Collateral shall be applied promptly to the payment first of accrued interest and then to principal under the Note.

          4.   Representations and Warranties of the Pledgor.
               ---------------------------------------------

          (a) Pledgor either owns the Collateral or has the right to grant the security interest provided for herein, and none of the Collateral is subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof (other than as provided in any agreement to which the Company is a party).

          (b) No security agreement, financing agreement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Company pursuant to this Agreement.

          (c) The execution, delivery and performance by the Pledgor of this Agreement will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Pledgor is a party or by which the Pledgor is bound (other than any agreement to which the Company is a party).

          (d) The Pledgor's signatures on the Note and this Agreement are genuine and the Pledgor has the legal competence and capacity to execute the same.

          (e)  This  Agreement  constitutes   the  legal,   valid  and   binding
obligation of the Pledgor, enforceable in accordance with its terms.

          5.   Covenants  of the Pledgor.  Pledgor  hereby covenants that, until
               -------------------------
such time as all of the outstanding principal of and interest on the Note has been repaid and all other obligations of the Pledgor hereunder or thereunder have been discharged, Pledgor shall:

          (a) not create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Collateral or Pledgor's rights or a holder thereof, other than pursuant to this Agreement and the Voting Trust Agreement;

          (b) not sell or otherwise transfer any Collateral or any interest therein (except pursuant to the Securityholders Agreement);

          (c)  execute  and  deliver  such  further  documents   (including  UCC
financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

          6.   Default.  If Pledgor defaults in the  payment of the principal or
               -------
interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Collateral (including, without limitation, the right to vote the Voting Trust Certificates or Pledged Shares and receive dividends and distributions with respect to the Collateral) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of New York or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Collateral at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem any of the Collateral after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Collateral offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the
                                 --------
indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Collateral remaining in the hands of the Company. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

          7.   Recourse.   The obligations of  the Pledgor under  this Agreement
               --------
and the Note are personal obligations of the Pledgor, and the Company shall have recourse to the Pledgor or the Pledgor's property for payment, satisfaction, or discharge of this Agreement and the Note.

          8.   Costs and  Attorneys' Fees.   All  costs and expenses  (including
               --------------------------
reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of Collateral hereunder.

          9.   Payment of Indebtedness and Release of  Collateral.  Upon payment
               --------------------------------------------------
in full of the indebtedness evidenced by the Note and the discharge of all Pledgor's obligations hereunder and thereunder, the Company shall surrender the Collateral to Pledgor together with all forms of assignment.

          10.  No Waiver;  Cumulative Remedies.   The Company  shall not  by any
               -------------------------------
act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          11.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  Notices to the Pledgor:

               _________________________
               _________________________
               _________________________

          (b)  Notices to the Company:

               Clark-Schwebel Holdings, Inc.
               c/o Vestar Equity Partners, L.P.
               245 Park Avenue, 40th Floor
               New York, NY  10167
               Attn: Sander M. Levy
               Telecopy: (212) 808-4922
          with a copy to:

               Kirkland & Ellis
               655 Fifteenth Street, N.W.
               Washington, D.C.  20005
               Attn: Jack M. Feder
               Telecopy: (202) 879-5200

          12.  Modifications.      No  amendment,   modification,   termination,
               -------------
discharge or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in writing and signed by the Pledgor and the Company, and then only to the extent specifically set forth therein.

          13.  Severability.   Any provision of  this Pledge Agreement  which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14.  Governing Law.  The rights  and liabilities of the parties hereto
               -------------
shall be determined in accordance with the laws of the State of New York, without regard to conflicts of law principles. The Pledgor hereby waives and agrees not to assert any such proceeding a claim that the Pledgor is not personally subject to the jurisdiction of the court referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper.

          15.  Successors  and Assigns.  If a successor  to the Company shall be
               -----------------------
designated by the Company, such successor shall automatically be substituted for the Company hereunder and shall take free from any defenses the Pledgor may have against the Company or any other person whatsoever. This Agreement shall be binding on the Pledgor and the Pledgor's heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Company and its successors and assigns. This Agreement may not be assigned by the Pledgor without the prior written consent of the Company and may be assigned by the Company without the consent of the Pledgor.

          16.  Construction.   Captions and  headings are for  convenience only,
               ------------
are not a part of, and shall not be used to construe any provision of, this Agreement.

                            *     *     *     *     *

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.


                                        CLARK-SCHWEBEL HOLDINGS, INC.



                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                        ----------------------------------------
                                                        [Pledgor]

                                                                       EXHIBIT C

                                                                  April 17, 1996


                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE
                              ---------------------


          The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of Clark-Schwebel Holdings, Inc., (the "Company") on April
            ------                                            -------
17, 1996. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code Sec.83(b)") at the
                                                         -----------
time the undersigned purchased the Shares.

          Therefore, pursuant to Code Sec.83(b) and Treasury Regulation Sec.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1996 the excess (if any) of the Shares' fair market value on April 17, 1996 over the purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation Sec.1.83-2(e):

          1.   The name, address and social security number of the undersigned:

                    ______________________________
                    ______________________________
                    ______________________________
                    SSN:__________________________


          2. A description of the property with respect to which the election is being made: _______ shares of Common Stock of the Company, par value $.01 per share.

          3. The date on which the property was transferred: April 17, 1996. The taxable year for which such election is made: calendar 1996.

          4. The restrictions to which the property is subject: If during the first five years after the purchase of the Shares the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares may be subject to repurchase by the Company at cost. Twenty percent (20%) of the Shares shall become vested shares on each of the first five anniversary dates of the purchase of the Shares.

          5. The fair market value on April 17, 1996 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1,000.00 per share of Common Stock.

          6. The amount paid for such property: $1,000.00 per share of Common Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Sec.1.83-2(e)(7).



Dated: April 17, 1996
                                   ---------------------------------------------
                                             [Name]


















































                                       C-2